Emissions Zero Module

BALANCE SHEET

	March 31	December 31
	2022	2020
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$784,016	$642,908
Accounts receivable	1,539,919	-
Due From NCRE	73,106	62,285
Prepaid expenses	27,000	7,000
Down Payment on Future Subsidiary	-	50,000
Other Current Assets	700	-
Right of Use Asset	70,540	-
Inventory	-	-
Total current assets	2,495,280	762,193

Fixed Assets
Furniture and Equipment	46,000	46,000
Total Fixed Assets	46,000	46,000
Less Accumulated Depreciation	(7,400)	(5,100)
Net Fixed Assets	38,600	40,900

Total assets	$2,533,880	$803,093

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	2,605	8,000
Acquisition Payable	240,000	-
Notes payable	1,200,000	1,200,000
Accrued interest	96,159	60,652
Payroll Liabilities	481,602	-
Total current liabilities	2,020,366	1,268,652

Long-term liabilities:
Acquisition Payable	334,888	-
Long Term Lease Liability	71,192	-
Total long-term liabilities	406,081	-

Total liabilities	2,426,447	1,268,652

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, 50,000,000 authorized; no shares issued	-	-
Common stock, $.001 par value, 200,000,000 authorized; 12,481,724 and 12,481,724 shares issued and outstanding	167,158	167,158
Additional paid in capital	513,499	(120,658)
Retained Earnings (Accumulated Deficit)	(573,224)	(512,059)
Total stockholders' equity/(deficit)	107,433	(465,559)
Total liabilities and stockholders' equity	$2,533,880	$803,093

Emissions Zero Module

STATEMENTS OF OPERATIONS

	Three Months	Three Months
	March 31	March 31
	2022	2021

Sales	$3,802,402	$-
Cost of Sales	3,433,382	-

Gross profit	369,020	-

General and administrative expenses:
Salaries	105,711	-
Depreciation and Amortization	2,300	-
Legal and professional fees	80,309	30,000
Marketing and Advertising	3,464	-
Acquisition Expense	-	-
Research and Development	4,741	10,000
Taxes	4,240	-
Other general and administrative	193,912	-
Total operating expenses	394,678	40,000
(Loss) from operations	(25,658)	(40,000)

Other income (expense):
Interest income	-	-
Forgiven debt	-	-
Interest (expense)	(35,507)	(1,088)
(Loss) before taxes	(61,165)	(41,088)

Provision (credit) for taxes on income	-	-
Net (loss)	$(61,165)	$(41,088)

Basic earnings (loss) per common share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	12,481,724	166,600,000

Emissions Zero Module

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

As of March 31, 2022

	Preferred Stock		Common Stock		Additional Paid	Accum
	Shares	Amount	Shares	Amount	in Capital	Deficit	Total Equity
Founders Shares Issued	-	-	166,600,000	166,600	(166,600)	-	-

Net income (loss)						(41,088)	(41,088)

Balance, March 31, 2021	-	-	166,600,000	166,600	(166,600)	(41,088)	(41,088)

Net income (loss)						(83,867)	(83,867)

Balance, June 30, 2021	-	-	166,600,000	166,600	(166,600)	(124,955)	(124,955)
Notes Payable Converted to Common Stock			558,000	558	45,942		46,500
Net income (loss)						(174,185)	(174,185)

Balance, September 30, 2021	-	-	167,158,000	167,158	(120,658)	(299,140)	(252,640)

Net income (loss)						(212,919)	(212,919)

Balance, December 31, 2021	-	-	167,158,000	167,158	(120,658)	(512,059)	(465,559)

Investment in Job Aire Group					634,157		634,157
Net income (loss)						(61,165)	(61,165)

Balance, March 31, 2022	-	-	167,158,000	167,158	513,499	(573,224)	107,433

Emissions Zero Module

STATEMENTS OF CASH FLOWS

	Three Months March 31, 2022	Three Months March 31, 2021

Net income (loss)	$(61,165)	$(41,088)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,300	-

Changes in operating assets and liabilities:
Right Of Use & Lease Liability	653	-
Accounts Receivable and other receivables	(467,748)	-
Prepaid expenses and other current assets	(20,000)	-
Accounts Payable and Accrued Expenses	511,714	1,088

Cash Used in Operating Activities	(34,246)	(40,000)

Cash Flows from Investing Activities
Investment in Subsidiary	175,354	-
Purchase of Fixed Assets	-	(6,000)
Cash Provided By/(Used In) Investing Activities	175,354	(6,000)

Cash Flows from Financing Activities
Proceeds from Shareholder Loans	-	46,500
Proceeds from Convertible Notes	-	75,000
Cash Provided by Financing Activities	-	121,500

Net Change in Cash	141,108	75,500

Cash at Beginning of Year	642,908	-

Cash at Period End	$784,016	75,500

Emissions Zero Module, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Summary of Significant Accounting Policies

Nature of Business

HISTORY

Emissions Zero Module, LLC (“EZM”) was a Wyoming company founded in 2021 by Sumit Isaranggunlnaayudhya and William Tiley and is based in Tucson, Arizona.    Emissions Zero Module was established as a research and development company classified in the alternative energy sector. As such, Emissions Zero Module operates without the expectation of immediate profit. Instead, it is expected to contribute to the long-term profitability of The Company. Rather the activities of Emissions Zero Module is expected to lead to discoveries leading the creation of new products.

EZM intends specifically to bring a patented product to market that was developed to eliminate the harmful effects of tailpipe emissions produced by internal combustion engines. The Emissions Zero Module (EZM) connects directly to the existing battery in any automobile or truck and works with the car's existing electrical apparatus to create conditions within the engine's combustion chamber that allows for a more complete combustion of fuel. The results of complete combustion of fuel are up to a 95% reduction in total tailpipe emissions, increase performance and, increased miles per gallon of fuel. The EZM works on all types of vehicles including cars, SUVs, diesel trucks, and large over-the-road semis.

Due to the current wave of environmental directives in the USA, the author of the EZM technology was developing and manufacturing a product that eliminates carbon monoxide from the emission of automobiles. The EZM represents the fourth generation of this product and, more importantly, represents a product that is ready for the US market. The aforementioned wave of directives has set forth strict emissions (tailpipe) standards for all automobiles and trucks. The internal combustion engine powers 99% of all cars and trucks in use today. The EZM reduces the carbon footprint of the standard automobile by 25%-95% and will enable nearly any vehicle to comply with new emissions standards. EZM, LLC will continue to support clean air initiatives by improving the EZM and introducing ever-evolving products.

Just as the catalytic converter began to reduce the pollutants in the air in response to the 1963 Clean Air Act, the EZM will provide the automobile industry the ability to comply with the stricter emissions standards. We are currently performing a large-scale, detailed study of the EZM. Management is also applying for the various governmental approvals necessary to distribute an aftermarket product such as the EZM.

PRODUCTS

Combustion engines create energy from burning a fuel/air mixture. Spark ignition introduces a spark to a compressed fuel/air mix and the burning causes an expansion of hot gases to push a piston within a cylinder, converting the linear movement of the piston into the rotating movement of a crankshaft that turns the wheels of your car. Compression ignition, or diesel, only air is brought in and compressed before a measured amount of fuel is sprayed into the hot compressed air, causing it to ignite and power the vehicle. The EZM performs emissions control on all types of engines. The EZM is a patented and proprietary emissions control device. The Module is attached directly to the vehicle's battery with the supplied power leads. Upon starting the engine, the Module affects the characteristics of the fuel combustion in the combustion chambers. Through its design and novel use of components, it causes a more efficient and complete burn of the fuel. This enhanced combustion results in a dramatic drop in carbon monoxide, unburnt fuel, and other gasses. As a result of this complete combustion, vehicles will see an increase in fuel efficiency, overall performance, and emissions reduction. This effect occurs in both spark and compression ignition engines and can be adjusted for the size of the vehicle/engine.

PATENTS

The EZM was granted a US patent and is the technology being used to reduce harmful emissions and improve overall engine efficiency.  Additional patents on products used on the same technology are currently planned and in progress to strengthen the Company’s position with regard to all current and future product lines.

MARKET ANALYSIS SUMMARY

The EZM falls into the automobile aftermarket product category. For classification purposes, it may be considered as a battery enhancement device. The improvements in emissions and efficiency are equally beneficial to all vehicles that utilize an internal combustion engine. The market ranges from small single horsepower tractors to commercial and industrial vehicles or machines powered by engines with thousands of horsepower. Even though the main focus of the EZM is emissions reduction or elimination, the fact that it connects to the battery may in fact help the process of getting ASTM certification. With respect to market analysis, the emissions control sector is about to explode. Therefore, it is very difficult to determine how big of a share of the market the EZM will control when the market is about to be redefined and there is currently no product out there that compares to the EZM.

MARKET SEGMENTATION

The closest environmental equivalent to the EZM is the modern catalytic converter. the precursor to the catalytic converter was invented by Eugene Houdry, a French mechanical engineer and expert in catalytic oil refining who lived in the U.S. around 1950. The further refinements and perfection of this concept led the catalytic converter to be adopted by all US auto manufactures as standard equipment in 1975 to comply with the 1963 Clean Air Act. Management believes that the EZM will reach the same level of acceptance in a much shorter period, due to its immediate need and simplistic operational platform. The EZM will initially be sold as an aftermarket product. As its effectiveness has been universally acknowledged, the bar for tailpipe emissions control will once again be raised. Governments will act in the best interest of their constituency to protect the environment and require these new higher standards to be adopted. As in 1975, the automakers will participate by adapting the EZM to their production vehicles.

EMPLOYEES

As of March 31, 2022, we had 6 employees involved through a contractual relationship with the Company. Our contractual relationship with employees consists of management agreements, consulting agreements, and employee agreements. We have never experienced a work stoppage and believe our relationship with our employees is good.

The Acquisition of Job Aire Group, Inc.

Effective January 1, 2022, Emissions Zero Module entered into a Stock Purchase Agreement with Job Aire Group (“JAG”) to acquire all of the outstanding shares of JAG in exchange for $745,000 and 2% of Net Revenue received by the Company from new contracts brought to the company by former ownership, limited to $1,000,000 during the 36-month period following the closing date.  At closing, EZM disbursed $25,000 and will make 36 payments of $20,000, beginning January 2, 2022.  As a result of the Stock Purchase, JAG became a wholly owned subsidiary of EZM.

HISTORY

Job Aire Group, an employee leasing company, was incorporated under the laws of the State of Arizona.  The Company is a multi-technical aviation company specializing in Contract Labor, Aircraft and Engine inspection and audit, plus hard-core aeronautical engineering. Also skilled in aircraft maintenance marketing, we place aircraft into FAR 145 facilities for repair, refurbishment, painting, modification and overhaul. JAG is well known for providing experienced and professional heavy transport aircraft maintenance technicians world-wide.

The Company was a corporate expansion of Job-Aire Aviation Services, a company created in 1997 by William D. Tiley, a retired Air Force Officer and Commercial Pilot.  Mr. Tiley retired in 2021 and Nick Ammons, as of January 1, 2022, is the President and Chairman of the Board.

OVERVIEW

The Aircraft Maintenance, Repair and Overhaul (MRO) market in the U.S. is estimated at US$9.9 Billion in the year 2021. China, the world's second largest economy, is forecast to reach a projected market size of US$6.3 Billion by the year 2026 trailing a CAGR of 5.9% over the analysis period. Among the other noteworthy geographic markets are Japan and Canada, each forecast to grow at 2.2% and 2.3% respectively over the analysis period. Within Europe, Germany is forecast to grow at approximately 2.8% CAGR. Low labor, service costs, easy access to skilled labor and enhanced service levels, have made Asia-Pacific a highly attractive outsourcing and MRO destination. Asian operators are driving MRO growth with low-cost labor markets such as Vietnam and Thailand. Airline operators worldwide are currently outsourcing nearly 30% of wide-body heavy airframe maintenance needs to China and Asia Pacific region. The repatriation of wide-body heavy maintenance work is anticipated to create some revenue growth in stagnant MRO markets in North America and Western Europe.

The Line Maintenance Segment is expected to reach $8.9 Billion by 2026. Aircraft Line Maintenance involves inspection, identification and rectification of problem on the aircraft body. The process also comprises of crucial aircraft maintenance and regular repairs as per requirement. Line maintenance and planning which was preferred to be retained in-house accounts for a larger share of MRO outsourcing in recent years as several carriers are increasingly moving heavy and base maintenance work to the emerging regions, primarily in Asia, as they offer cheaper and efficient services. In the global Line Maintenance segment, USA, Canada, Japan, China and Europe will drive the 2.2% CAGR estimated for this segment. These regional markets accounting for a combined market size of US$5.5 Billion in the year 2020 will reach a projected size of US$6.4 Billion by the close of the analysis period. China will remain among the fastest growing in this cluster of regional markets. Led by countries such as Australia, India, and South Korea, the market in Asia-Pacific is forecast to reach US$1.2 Billion by the year 2026, while Latin America will expand at a 2.5% CAGR through the analysis period.

The Aviation Maintenance Group (AMG) predicts shortages for the next 10 years globally. This is supported by the Aviation Technician Education Council (ATEC, founded in 1961) 2021 Pipeline Report where ATEC concluded the shortage of Aviation Technicians will continue to be a global dynamic for the next 15 years.

Additional research by SOURCE Global Industry Analysts, Inc. shows that consumers in this industry primarily focus on the following factors when making purchasing decisions:

•Availability

•Experience

•Cost

•Retention

•Work History

Once these criteria are met, the decision to utilize Job Aire Group is solely based on Job Aire Group's ability to provide the labor required. This condition will continue for the foreseeable future due to increasing global demand for maintenance specialists.

JAG specializes in:

•Contract Labor, Aircraft and Engine Inspection.

• Audits.

•Job Aire Group also provides hard-core aeronautical engineering, skilled personnel qualified in aircraft maintenance marketing.

•Job Aire Group places aircraft into FAR 145 facilities for repair, refurbishment, painting, modification and overhaul.

•Job Aire Group is well known for providing experienced and professional heavy transport aircraft maintenance technicians world-wide.

•Job Aire Group services Foreign and Domestic

MARKETS

According to the Federal Aviation Administration, contractors are a key solution to the Maintenance, Repair and Overhaul (“MRO”) professional shortage the industry is facing.

Owing to the increasing number of both air travelers and aircraft fleet, the aviation MRO subsector has recently witnessed a strong demand for professionals, which is expected to last through 2024. According to a recent report by Global Industry Analysts Inc., engine overhaul, which is the most important aspect of aircraft upkeep, is witnessing the fastest growth followed by components maintenance.

Unfortunately, the supply of MRO talent lags behind the demand. Although aviation schools have tried to keep up, there remains a wide gap between what's needed and what's on supply. Aviation companies are encouraged to turn to contract houses to fill any gaps. While not always an ideal option, contract workers allow airlines and other aviation players to fulfill short-term project needs, manage unpredictable workloads, fill positions for absentee employees, and fill temporary MRO gaps.

The estimated number of potential clients within the JAG's geographic scope.

•ST Engineering (TX & AL)

•Fly Exclusive

•ATS

•STS

•SNC

•Collins Aerospace

•Delta TechOps

•FL Technics

•UAB

•GE Aviation

•Singapore Technologies Engineering Ltd

•ComAv

•Defense contractors

PROMOTIONAL STRATEGY

Job Aire Group will promote sales and enhance recruitment using the following methods:

a.Expand on existing contracts. (All three of the major clients have request a 3- or 4-fold increase in employees

b.Satellite office and strategic alliances with existing companies to provide logistical support. (First office in Mexico established April of 2022)

c.Trade group associations

d.Social media

NEW SERVICE

Job Aire Group is prepared to expand on existing contracts and add new services to the Maintenance, Repair and Overhaul (“MRO”) market:

Staffing and management opportunities for growth:

a.Currently, JAG provides support in human resources and special skill requirements, DAR and DER engineering, plus drawing and drafting applications.

b.Job Aire Group seeks to expand into additional areas within the general aviation and defense contractor sector.

c.JAG seeks to establish a brick-and-mortar facility at the Benson Arizona Municipal Airport so that it can increase JAG's visibility within the airport service industry thus, providing a bridge in multiple service opportunities, including Fuel Base Operations (FBO).  JAG has a bid submitted for consideration to manage the Benson Municipal Airport. A favorable decision is expected in the next 90 days.

As of March 31, 2022, we had 208 employees involved through a contractual relationship with the Company. Our contractual relationship with employees consists of management agreements, service agreements, and employee agreements.

Basis of Presentation

The accompanying audited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) to reflect the accounts and operations of the Company.

Risks and Uncertainties

An investment in our securities involves a high degree of risk.  You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report.  Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

General Risks Relating to our Business, Operations, and Financial Condition

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Because our operating company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•risks that we may not have sufficient capital to achieve our growth strategy;

•risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•risks that our growth strategy may not be successful; and

•risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

Although we have begun to generate revenues, we have incurred significant losses since inception. We expect to incur increased costs to implement our business plan and increase revenues, such as costs relating to expanding our crowd funding platform into additional country markets. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not generate revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

If we lose the services of our founders or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, the continued service of our founders, David Riggs, Chief Executive Officer, Sumit Isaranggunlnaayudhya, Chief Technology Officer, Russell Kluwann, Chief Operating Officer and Kent Hush, Chief Financial Officer, is critical to our vision, strategic direction, culture, products and technology. We do not maintain key-man insurance for any of our founders or other members of our senior management team. The loss of any of our founders, even temporarily, or any other member of senior management could harm our business.

We may need additional financing.  Any limitation on our ability to obtain such additional financing could have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will not require additional capital and the raising of additional capital could result in dilution to our stockholders.  In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms.  Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently.  Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls.  Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business.  We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Risks Related Specifically to the Business of Emissions Zero Module

Increasing competition within our emerging industry could have an impact on our business prospects.

The alternative energy market is an emerging industry where new competitors are continuing to enter the market. These competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been developing ours.  Increasing competition may have a negative impact on our profit margins.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our proprietary technology. We rely primarily on trademark, copyright, service mark and trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the crowd funding market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We may not be able to adequately plan, or may experiences changes in the business environment that could impact our success to attract and maintain customers in the alternate energy sector.  We also could experience unforeseen difficulties related to our product building and performance.   Some of the factors that could cause adverse impacts include:

•Many of our target customers are large commercial vehicle OEM customers and large volume customers, and the failure to obtain such customers, could have an adverse impact on our business.

•If any of our battery products fail to perform as expected, our ability to develop, market and sell our current products or future technology could be harmed.

•We operate in an extremely competitive industry and are subject to pricing pressures. Further, many other battery manufacturers have significantly greater resources than we have.

•Entering into strategic alliances and relying on third-party manufacturing, including from suppliers of components we include in our finished products, exposes us to risks.

•We are dependent on our suppliers to fulfill our customers’ orders, and if we fail to manage our relationships effectively with, or lose the services of, these suppliers and we cannot substitute suitable alternative suppliers, our operations would be materially adversely affected.

•Increases in costs, disruption of supply or shortage of any of our battery components, such as battery cells, electronic and mechanical parts, or raw materials used in the production of such parts, could harm our business.

•Our failure to keep up with rapid technological changes and evolving industry standards may cause our products to become obsolete and less marketable, resulting in loss of market share to our competitors or a decrease in demand for our battery packs and modules due to substitute products.

•If we cannot continue to develop new products in a timely manner and at favorable margins, we may not be able to compete effectively.

•Developments in alternative technology may adversely affect the demand for our battery modules.

•Manufacturing or use of our products may cause accidents, which could result in significant production interruption, delay or claims for substantial damages.

•We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

•Future product recalls could materially adversely affect our business, future prospects, financial condition and operating results.

•Third-party claims or litigation alleging infringement of patents or infringement or misappropriation of other proprietary rights, or seeking to invalidate our patents may adversely affect our business.

•We are currently dependent on a single assembly facility. If our facility becomes inoperable, we will be unable to produce our battery products and our business will be harmed.

•Our efforts to increase the scale and capacity of our assembly processes and systems, could be disruptive to our operations and adversely affect our results of operations and financial condition.

•We may be unable to successfully expand our operations or manage our growth effectively.

•Our operations are subject to a variety of environmental, health and safety rules that can bring scrutiny from regulatory agencies and increase our costs.

•We rely on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Risks Specifically Related to the Business of Job Aire Group

Our business and results of operations have been, and our financial condition may be, impacted by the outbreak of COVID-19 and such impact could be materially adverse.

The global spread of COVID-19 created significant volatility, uncertainty and economic disruption. In the United States and globally, governmental authorities instituted certain preventative measures, including border closures, travel restrictions, operational restrictions on certain businesses, shelter-in-place orders, quarantines and recommendations to practice social distancing. These restrictions disrupted and may continue to disrupt economic activity, resulting in reduced commercial and consumer confidence and spending, increased unemployment, closure or restricted operating conditions for businesses, volatility in the global capital markets, instability in the credit and financial markets, labor shortages, regulatory recommendations to provide relief for impacted consumers, disruption in supply chains, and restrictions on many hospitality and travel industry operations.

The extent to which the coronavirus pandemic impacts our business, operations, and financial results is uncertain and will depend on future developments, including the duration or recurrence, of the pandemic, the related length and severity of its impact on the U.S. and global economy, and the continued governmental, business and individual actions taken in response to the pandemic and economic disruption. Impacts related to the COVID-19 pandemic are expected to continue to pose risks to our business for the foreseeable future, heightened many of the risks and uncertainties identified below, and could have a materially adverse impact on our business, financial condition, and results of operations.

Our business, services, and financial condition may be adversely impacted by changes in government regulations and policies.

Many of our services, particularly payroll tax administration services and employee benefit plan administration services, are designed according to government regulations that often change. Changes in regulations could affect the extent and type of benefits employers are required, or may choose, to provide employees or the amount and type of taxes employers and employees are required to pay. Such changes could reduce or eliminate the need for some of our services and substantially decrease our revenue. Added requirements could also increase our cost of doing business.

Our business and reputation may be adversely impacted if we fail to comply with U.S. and foreign laws and regulations.

Our services are subject to various laws and regulations, including, but not limited to, the ACA and anti-money laundering rules. The enactment of new laws and regulations, modifications of existing laws and regulations, or the adverse application or interpretation of new or existing laws or regulations can adversely affect our business. Failure to update our services to comply with modified or new legislation in the area of health care reform as well as failure to educate and assist our clients regarding this legislation could adversely impact our business reputation and negatively impact our client base. Failure to comply with laws and regulations could result in the imposition of consent orders or civil and criminal penalties, including fines, which could damage our reputation and have an adverse effect on our results of operations or financial condition.

We may not be able to keep pace with changes in technology or provide timely enhancements to our products and services.

The market for our products is characterized by rapid technological advancements, changes in customer requirements, frequent new product introductions, and enhancements and changing industry standards. To maintain our growth strategy, we must adapt and respond to technological advances and technological requirements of our clients. Our future success will depend on our ability to: enhance our current products and introduce new products in order to keep pace with products offered by our competitors; enhance capabilities and increase the performance of our internal systems, particularly our systems that meet our clients’ requirements; and adapt to technological advancements and changing industry standards. We continue to make significant investments related to the development of new technology. If our systems become outdated, it may negatively impact our ability to meet performance expectations related to quality, time to market, cost and innovation relative to our competitors. The failure to provide more efficient and user-friendly customer-facing digital experience across internet and mobile platforms as well as in physical locations may adversely impact our business and operating results. There can be no assurance that our efforts to update and integrate systems will be successful. If we do not integrate and update our systems in a timely manner, or if our investments in technology fail to provide the expected results, there could be a material adverse effect to our business and results of operations. The failure to continually develop enhancements and use of technologies such as robotics and other workflow automation tools, natural language processing, and artificial intelligence/machine learning may impact our ability to increase the efficiency of and reduce costs associated with operational risk management and compliance activities.

We could be subject to reduced revenues, increased costs, liability claims, or harm to our competitive position as a result of cyberattacks, security vulnerabilities or Internet disruptions.

We rely upon information technology (“IT”) networks, cloud-based platforms, and systems to process, transmit, and store electronic information, and to support a variety of business processes, some of which are provided by third-party vendors. Cyberattacks and security threats are a risk to our business and reputation. A cyberattack, unauthorized intrusion, malicious software infiltration, network disruption or outage, corruption of data, or theft of personal or other sensitive information, could have a material adverse effect on our business operations or that of our clients, result in liability or regulatory sanction, or cause harm to our business and reputation and result in a loss in confidence in our ability to serve clients all of which could have a material adverse effect on our business. The rapid speed of disruptive innovations involving cyberattacks, security vulnerabilities and Internet disruptions enabled by new and emerging technologies may outpace our organization's ability to compete and/or manage the risk appropriately. In addition, cybercriminals may seek to exploit the disruption caused by the COVID-19 pandemic by attempting to engage in payment-related fraud or by more frequently attempting to gain access to our systems through phishing or other means that may be more successful when most of our employees are working remotely.

Data Security and Privacy Leaks: We collect, use, and retain increasingly large amounts of personal information about our clients, employees of our clients, and our employees, including: bank account numbers, credit card numbers, social security numbers, tax return information, health care information, retirement account information, payroll information, system and network passwords, and other sensitive personal and business information. At the same time, the continued occurrence of high-profile cyber-attacks and data breaches provides evidence of an external environment increasingly hostile to information security. We may be particularly targeted for cyber-attack because of the amount and type of personal and business information that we collect, use, and retain. Vulnerabilities, threats, and more sophisticated and targeted computer crimes pose a risk to the security of our systems and networks, and the confidentiality, availability, and integrity of our data.

Data Loss and Business Interruption

If our systems are disrupted or fail for any reason, including Internet or systems failure, or if our systems are infiltrated by unauthorized persons, both the Company and our clients could experience data loss, financial loss, harm to reputation, or significant business interruption.

Hardware, applications and services, including cloud-based services, that we procure from third-party vendors may contain defects in design or other problems that could compromise the integrity and availability of our services. Any delays or failures caused by network outages, software or hardware failures, or other data processing disruptions, could result in our inability to provide services in a timely fashion or at all. We may be required to incur significant costs to protect against damage caused by disruptions or security breaches in the future. Such events may expose us to unexpected liability, litigation, regulatory investigation and penalties, loss of clients’ business, unfavorable impact to business reputation, and there could be a material adverse effect on our business and results of operations.

Our reputation, results of operations, or financial condition may be adversely impacted if we fail to comply with data privacy laws and regulations.

Our services require the storage and transmission of proprietary and confidential information of our clients and their employees, including personal or identifying information, as well as their financial and payroll data. Our applications are subject to various complex government laws and regulations on the federal, state, and local levels, including those governing personal privacy. In the U.S., we are subject to rules and regulations promulgated under the authority of the Federal Trade Commission, the Health Insurance Portability and Accountability Act of 1996, the Family Medical Leave Act of 1993, the ACA, federal and state labor and employment laws, and state data breach notification and data privacy laws, such as the California Consumer Protection Act, which became effective on January 1, 2020. Failure to comply with such laws and regulations could result in the imposition of consent orders or civil and criminal penalties, including fines, which could damage our reputation and have an adverse effect on our results of operations or financial condition. The regulatory framework for privacy issues is rapidly evolving and future enactment of more restrictive laws, rules, or regulations and/or future enforcement actions or investigations could have a materially adverse impact on us through increased costs or restrictions on our business and noncompliance could result in regulatory penalties and significant legal liability.

In the event of a catastrophe, our business continuity plan may fail, which could result in the loss of client data and adversely interrupt operations.

Our operations are dependent on our ability to protect our infrastructure against damage from catastrophe or natural disaster, severe weather including events resulting from climate change, unauthorized security breach, power loss, telecommunications failure, terrorist attack, public health emergency, or other events that could have a significant disruptive effect on our operations. We have a business continuity plan in place in the event of system failure due to any of these events. Our business continuity plan has been tested in the past by circumstances of severe weather, including hurricanes, floods, and snowstorms, and has been successful. However, these past successes are not an indicator of success in the future. If the business continuity plan is unsuccessful in a disaster recovery scenario, we could potentially lose client data or experience material adverse interruptions to our operations or delivery of services to our clients.

We may be adversely impacted by any failure of third-party service providers to perform their functions.

As part of providing services to clients, we rely on a number of third-party service providers. These service providers include, but are not limited to, couriers used to deliver client payroll checks and banks used to electronically transfer funds from clients to their employees. Failure by these service providers, for any reason, to deliver their services in a timely manner and in compliance with applicable laws and regulations could result in material interruptions to our operations, impact client relations, and result in significant penalties or liabilities to us.

We may be adversely impacted by volatility in the political and economic environment.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact our business due to lower transaction volumes or an increase in the number of clients going out of business. Current or potential clients may decide to reduce their spending on payroll and other outsourcing services. In addition, new business formation may be affected by an inability to obtain credit.

We may not be able to attract and retain qualified people, which could impact the quality of our services and customer satisfaction.

Our success, growth, and financial results depend in part on our continuing ability to attract, retain, and motivate highly qualified people at all levels, including management, technical, compliance, and sales personnel. Competition for these individuals can be intense, and we may not be able to retain our key people, or attract, assimilate, or retain other highly-qualified individuals in the future, which could harm our future success.

In the event we receive negative publicity, our reputation and the value of our brand could be harmed, which may have a material adverse effect on our business. Negative publicity relating to events or activities attributed to us, our corporate employees, or others associated with us, whether or not justified, may tarnish our reputation and reduce the value of our brand. If we are unable to maintain quality solutions, our reputation with our clients may be harmed and the value of our brand may diminish. In addition, if our brand is negatively impacted, it may have a material adverse effect on our business, including challenges retaining clients or attracting new clients and recruiting talent and retaining employees.

Risks Relating to our Securities

Because the Share Exchange will result in a deemed a reverse acquisition, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our Common Stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Share Exchange will be considered a “reverse acquisition” under accounting and securities regulations. Certain SEC rules are more restrictive when applied to reverse acquisition companies, such as the ability of stockholders to resell their shares of Common Stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our Common Stock following the Share Exchange because there may be little incentive for brokerage firms to recommend the purchase of our Common Stock. As a result, our Common Stock may have limited liquidity and investors may have difficulty selling it. In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future. Our inability to raise additional capital may have a material adverse effect on our business.

There is not now, and there may not ever be, an active market for the Company’s Common Stock.

There currently is no public market for our Common Stock.  Further, although our Common Stock is currently quoted on the OTC Bulletin Board (the “OTCBB”) and on the OTC Markets QB Tier, trading of our Common Stock has not yet commenced.  When our stock does begin to trade, such trading may be extremely sporadic.  For example, several days may pass before any shares may be traded.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our Common Stock.  Accordingly, investors must assume they may have to bear the economic risk of an investment in our Common Stock for an indefinite period of time.  There can be no assurance that a more active market for the Common Stock will develop, or if one should develop, there is no assurance that it will be sustained.  This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

We cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTCBB and OTC Markets QB Tier.  In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock.  In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of the Common Stock.  This would also make it more difficult for us to raise capital.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•that a broker or dealer approve a person’s account for transactions in penny stocks; and

•the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•Obtain financial information and investment experience objectives of the person; and

•make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•the basis on which the broker or dealer made the suitability determination; and

•that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•actual or anticipated variations in our operating results;

•announcements of developments by us or our competitors;

•announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•adoption of new accounting standards affecting our Company’s industry;

•additions or departures of key personnel;

•sales of our Common Stock or other securities in the open market; and

•other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on the Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

If securities analysts do not initiate coverage or continue to cover our Common Stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for the Common Stock will depend on the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover the Common Stock. If securities analysts do not cover the Common Stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of the Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of Common Stock offered hereby.  We are currently authorized to issue an aggregate of 300,000,000 shares of Common Stock.  As of the closing of the Share Exchange, there will be xx shares of our Common Stock outstanding.   We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock.  There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the Common Stock will be initially quoted on the OTCBB and the OTC Markets QB Tier.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

For the twelve months ended December 31, 2021 and 2020, the Company did not earn revenues.  As a result of the acquisition of Job Aire Group during the interim period ending March 31, 2022, all of our revenue is generated through our wholly owned subsidiary, Job Aire Group.

Our business is typically characterized by long-term client relationships that result in recurring revenue. Our services are provided under written price quotations or service agreements having varying terms and conditions.  Service revenue is recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. Our service revenue is largely attributable to processing services where the fee is based on a fixed amount per processing period or a fixed amount per processing period plus a fee per employee or transaction processed. We do not receive advance payments for set-up fees on some of our service offerings from our clients.

We are continuously in the process of performing implementation services for new clients. Depending on the service agreement and/or the size of the client, the installation or conversion period for new clients can vary from a short period of time for a small Employer Services client (as little as 24 hours) to a longer period for a large Employer Services client with multiple deliverables (generally three to six months).  Although we monitor sales that have not yet been installed, we do not view this metric as material to an understanding of our overall business in light of the recurring nature of our business. This metric is not a reported number, but it is used by management as a planning tool to allocate resources needed to install services, and as a means of assessing our performance against the expectations of our clients.

Recently Issued Accounting Pronouncements

FASB ASU No. 2016-02 (Topic 842), “Leases” – Issued in February 2016, ASU No. 2016-02 established ASC Topic 842, Leases, as amended by subsequent ASUs on the topic, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. We will be required to record a right-of-use asset and lease liability equal to the present value of the remaining minimum lease payments and will continue to recognize expense on a straight-line basis upon adoption of this standard. ASU 2016-02 is effective for reporting periods for private companies beginning after December 15, 2021, with early adoption permitted. In July 2018, the FASB issued an update ASU 2018-11 Leases: Targeted Improvements, which provides companies with an additional transition option that would permit the application of ASU 2016-02 as of the adoption date rather than to all periods presented. The Company adopted this standard for the interim reporting period ending March 31, 2022.

Note 2 – Going Concern

We incurred a net loss of $831,165 for the three months ending March 31, 2022, and had retained earnings of $58,933. At March 31, 2022, we had a cash balance of $784,016 and a working capital surplus of $1,771,074.

With the addition of our wholly owned subsidiary, Job Aire Group, we have been able to generate sufficient cash from operating activities to fund our ongoing operations.

Based on the above factors, no doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

Note 3 – Concentrations of Business and Credit Risk

The Company at times maintains balances in various operating accounts in excess of federally insured limits.

The Company’s wholly owned subsidiary has 4 clients that make up the majority of their revenue. The loss of one or more of these clients would create a hardship for the company. The company is constantly looking for more clients so that the risk of losing one of their major clients will not have a major effect on the financials.

Note 4 – Commitments and Contingencies

Litigation and Claims

The Company may be involved in lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for the Company’s financial statements not to be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there were no matters that required an accrual as of March 31, 2022 or 2021, nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

Operating Lease Commitments

The Company leases an office space under a lease agreement that expires December 31, 2024. The Company does not have any significant capital leases.

The components of total lease costs are as follows:

Schedule of Components of Total Lease Cost

For The Three Months Ended March 31,
2022
Operating lease cost	7,090
Total lease cost	$7,090

Cash paid for amounts included in operating lease liabilities was $6,437 for the three months ended March 31, 2022. The table below presents total operating lease ROU assets and lease liabilities as of March 31, 2022:

Schedule of Operating Lease ROU Assets and Lease Liabilities

Operating lease ROU assets	$70,540

Operating lease liabilities	$71,192

The table below presents the maturities of operating lease liabilities as of March 31,

Schedule of Maturities of Operating Lease Liabilities

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Schedule of Operating Weighted Average Remaining Lease and Discount Rate

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Note 5 – Convertible Notes Payable

During the twelve months ended December 31, 2021, the Company held a closing of its PPM in which it sold 4,487,500 shares of its securities for total proceeds of $1,215,000. The Subscription Agreement included an offering of a minimum of one hundred (100) and a maximum of six hundred (600) unsecured Promissory Notes at $5,000 per unit.  The Company may at any time, or from time to time, make a voluntary prepayment, whether in full or in part, of these Notes, without premium or penalty. The Notes mature in 24 months and bear annual interest of 12%.  At maturity, and at the election of the Noteholder, each $5,000 unit is convertible into common stock equity units at maturity. The Notes may not be sold, offered for sale, pledged, assigned, or otherwise disposed of unless certain conditions are satisfied, as more fully set forth in the Subscription Agreement. In addition, the Notes are deemed to have been made in the State of Wyoming, and any and all performance, or the breach thereof, will be interpreted and construed pursuant to the laws of the State of Wyoming without regard to conflict of laws rules applied in the State of Wyoming.

Upon the occurrence of an Event of Default, the Noteholder may, by written notice to the Company, declare the unpaid principal amount and all accrued interest of the Note immediately due and payable. Under the terms of the Promissory Note, a default is defined as one or more of the following events.

(a)The Maker shall fail to pay any interest payment on this Note when due for a period of thirty (30) days after notice of such default has been sent by the Holder to the Maker.

(b)The Maker shall dissolve or terminate the existence of the Maker.

(c)The Maker shall file a petition in bankruptcy, make an assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver for all or substantially all of its property, or a petition for the appointment of a receiver shall be filed against the Maker and remain unstayed for at least ninety (90) days.

The Company’s offering was for a minimum of One Hundred (100) and up to a maximum of Six Hundred (600) Notes at Five Thousand ($5,000) Dollars per Note, with a minimum subscription of two (2) Notes (the "Offering"). The minimum aggregate loan to the Company will be Five Hundred Thousand ($500,000) Dollars and the maximum aggregate loan to the Company from this Offering will be Three Million ($3,000,000) Dollars. Notes are convertible at maturity to Common Stock (equity units), based on tiered raise benchmarks.

The Offering was made to a limited number of investors pursuant to an exemption available under the Securities Act of 1933 (the "Act"), specifically Rule 506(c) promulgated under Regulation D, and under certain other laws, including the securities law of certain states.

The following reflects the proceeds received under their respective tiers and the number of common stock equity units issuable if converted to common shares of the Company.

	Tier 1	Tier 2
Price	$0.20	$0.40
Proceeds	$580,000	$635,000

As of March 31, 2022, the Company owed $1,215,000 in principal and $96,159 in accrued interest on these Notes.  The number of shares of common stock issuable if converted at March 31, 2021 would be 4,487,500.

Note 6– Related Party Transactions

During the three months ended March 31, 2022, the Company had no related party transactions.

Note 7 – Subsequent Events